EXHIBIT 21.

Subsidiaries of Bristol-Myers Squibb Company

345 Park Corporation

77 Wilson St., Corp.

A.G. Medical Services, P.A.

Ability Biomedical (USA) Corp.

Ability Biomedical Corporation

Adnexus, a Bristol-Myers Squibb R&D Company

Allard Labs Acquisition G.P.

Apothecon, Inc.

Bioenhance Medicines, Inc.

Blisa Acquisition G.P.

BMS Benelux Holdings B.V.

BMS Bermuda Holdings Ltd.

BMS Bermuda Nominees L.L.C.

BMS Data Acquisition Company LLC

BMS Forex Company

B-MS GeneRx

BMS Holdings sarl

BMS Holdings Spain, S.L.

BMS International Insurance Company Limited

BMS Investco SAS

BMS Korea Holdings L.L.C.

BMS Latin American Nominees L.L.C.

BMS Luxembourg Partners, L.L.C.

BMS Omega Bermuda Holdings Finance Ltd.

BMS Pharmaceutical Korea Limited

BMS Pharmaceuticals Germany Holdings B.V.

BMS Pharmaceuticals International Holdings Netherlands B.V.

BMS Pharmaceuticals Korea Holdings B.V.

BMS Pharmaceuticals Mexico Holdings B.V.

BMS Pharmaceuticals Netherlands Holdings B.V.

BMS Real Estate LLC

BMS Spain Investments, Inc.

BMS-Generiques SAS

BMSIC Pharma-Handels Verwaltungs GmbH

Boclaro Inc.

Bristol (Iran) S.A.

Bristol Iran Private Company Limited

Bristol Laboratories Corporation

Bristol Laboratories Inc.

Bristol Laboratories International, S.A.

Bristol Laboratories Medical Information Systems Inc.

Bristol-Myers (Andes) L.L.C.

Bristol-Myers (Private) Limited

Bristol-Myers Company (2001) Limited

Bristol-Myers de Venezuela S.C.A.

Bristol-Myers K.K.

Bristol-Myers Middle East S.A.L.

Bristol-Myers Overseas Corporation

Bristol-Myers Squibb & Gilead Sciences, LLC

Bristol-Myers Squibb (China) Investment Co., Ltd.

Bristol-Myers Squibb (Israel) Ltd.

Bristol-Myers Squibb (NZ) Limited

Bristol-Myers Squibb (Proprietary) Limited

Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.

Bristol-Myers Squibb (Singapore) Pte. Limited

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Bristol-Myers Squibb (Taiwan) Ltd.

Bristol-Myers Squibb (West Indies) Ltd.

Bristol-Myers Squibb A.E.

Bristol-Myers Squibb Aktiebolag

Bristol-Myers Squibb and Gilead Sciences Limited

Bristol-Myers Squibb Antilles Holdings N.V.

Bristol-Myers Squibb Argentina S. R. L.

Bristol-Myers Squibb Auslandsbeteiligungs Holding GmbH

Bristol-Myers Squibb Australia Pty. Ltd.

Bristol-Myers Squibb B.V.

Bristol-Myers Squibb Belgium S.A.

Bristol-Myers Squibb Biologics Company

Bristol-Myers Squibb Bulgaria EOOD

Bristol-Myers Squibb Business Services Limited

Bristol-Myers Squibb Canada Co.

Bristol-Myers Squibb Caribbean Company

Bristol-Myers Squibb de Colombia S.A.

Bristol-Myers Squibb de Costa Rica Sociedad Anonima

Bristol-Myers Squibb de Guatemala, S.A.

Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.

Bristol-Myers Squibb Delta Company Limited

Bristol-Myers Squibb Delta Holdings, L.L.C.

Bristol-Myers Squibb Ecuador Cia. Ltd.

Bristol-Myers Squibb EMEA

Bristol-Myers Squibb Europe Strategic Sourcing

Bristol-Myers Squibb Export GmbH

Bristol-Myers Squibb Farmaceutica Portuguesa S.A.

Bristol-Myers Squibb Farmaceutica S.A.

Bristol-Myers Squibb Finance Limited

Bristol-Myers Squibb Foreign Sales Corporation

Bristol-Myers Squibb Ges. m.b.H.

Bristol-Myers Squibb GmbH & Co. KGaA

Bristol-Myers Squibb Holding Germany GmbH & Co. KG

Bristol-Myers Squibb Holdings 2002 Limited

Bristol-Myers Squibb Holdings Germany Verwaltungs Gmbh

Bristol-Myers Squibb Holdings Ireland Limited

Bristol-Myers Squibb Holdings Limited

Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company

Bristol-Myers Squibb Hungary Pharmaceutical Trading Kft

Bristol-Myers Squibb Ilaclari, Inc.

Bristol-Myers Squibb India Pvt. Ltd.

Bristol-Myers Squibb Inlandsbeteiligungs Holding GmbH

Bristol-Myers Squibb International Company

Bristol-Myers Squibb International Corporation

Bristol-Myers Squibb International Holdings Ireland Limited

Bristol-Myers Squibb International S.r.L.

Bristol-Myers Squibb Investco, L.L.C.

Bristol-Myers Squibb K.K.

Bristol-Myers Squibb Luxembourg International S.C.A.

Bristol-Myers Squibb Luxembourg S.a.r.l.

Bristol-Myers Squibb Manufacturing Company

Bristol-Myers Squibb Marketing Services S.R.L.

Bristol-Myers Squibb MEA GmbH

Bristol-Myers Squibb Norway Ltd.

Bristol-Myers Squibb Nutricionales de Mexico, S. de R.L. de C.V.

Bristol-Myers Squibb Peru S.A.

Bristol-Myers Squibb Pharma (HK) Ltd

Bristol-Myers Squibb Pharma (Thailand) Co. Ltd.

Bristol-Myers Squibb Pharma Belgium SPRL

Bristol-Myers Squibb Pharma Company

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Bristol-Myers Squibb Pharma EEIG

Bristol-Myers Squibb Pharma Holding Company, LLC

Bristol-Myers Squibb Pharma Ventures Corporation

Bristol-Myers Squibb Pharmaceuticals

Bristol-Myers Squibb Pharmaceuticals Limited

Bristol-Myers Squibb Polska Sp. z o.o.

Bristol-Myers Squibb Products S.A.

Bristol-Myers Squibb Puerto Rico, Inc.

Bristol-Myers Squibb Puerto Rico/Sanofi Pharmaceutical Partnership Puerto Rico

Bristol-Myers Squibb S.A. (Baar)

Bristol-Myers Squibb S.r.l.

Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Partnership

Bristol-Myers Squibb Sanofi-Synthelabo Puerto Rico

Bristol-Myers Squibb Sarl (France)

Bristol-Myers Squibb Service Ltd.

Bristol-Myers Squibb Services Sp. z o.o.

Bristol-Myers Squibb Sp. z o.o.

Bristol-Myers Squibb spol. s r.o.

Bristol-Myers Squibb Superannuation Plan Pty. Ltd.

Bristol-Myers Squibb Trustees Ltd.

Bristol-Myers Squibb UPSA Tunisie

Bristol-Myers Squibb Verwaltungs GmbH

Bristol-Myers Squibb, S.A.

Bristol-Myers Squibb/Astrazeneca EEIG

Bristol-Myers Squibb/Pfizer EEIG

Bristol-Myers Squibb/Sanofi Pharmaceuticals Partnership

Britcair Limited

Compania Bristol-Myers Squibb de Centro America

Convatec-Produtos Medicos, Limitada

E. R. Squibb & Sons Inter-American Corporation

E. R. Squibb & Sons Limited

E. R. Squibb & Sons, L.L.C.

EWI Corporation

GenPharm International, Inc.

Grove Insurance Company Ltd.

Grove Products (Far East) Limited

Heyden Farmaceutica Portugesa Limitada

Iris Acquisition Corp.

Kosan Biosciences Incorporated

Laboratorios Upsa, Sociedad Limitada

Lawrence Laboratories

Linson Investments Limited

Linson Pharma Co.

Little Sycamore Limited

Mead Johnson (Manufacturing) Jamaica Limited

Mead Johnson International Limited (Canada)

Mead Johnson Jamaica Ltd.

Mead Johnson Limited

Mead Johnson Nutrition International Holdings Pte. Ltd.

Medarex (Canada) Inc.

Medarex Belgium, S.A.

Medarex, Inc.

Monarch Crown Corporation

O.o.o. Bristol-Myers Squibb

O.o.o. Bristol-Myers Squibb Manufacturing

Off Prescriptions Medicines Limited

Oy Bristol-Myers Squibb (Finland) AB

Princeton Pharmaceutical Products, Inc.

Princeton Pharmaceuticals, S.L.

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Princeton-Produtos Farmaceuticos, LDA

Route 22 Real Estate Holding Corporation

Sanofi Pharma Bristol-Myers Squibb SNC

Sino-American Shanghai Squibb Pharmaceuticals Limited

SMC Holdings LLC

Societe Francaise de Complements Alimentaires(S.O.F.C.A.)

Sphinx Holdings Company, Inc.

Squibb (Nigeria) Limited

Squibb Development Limited

Squibb Farmaceutica Portuguesa, Limitada

Squibb Manufacturing Company

Squibb Middle East S.A. (Panama)

Squibb Overseas Investments, Inc.

Squibb Properties, Inc.

Squibb Surgicare Limited

Swords Laboratories

Triple J Ingredients Pte. Ltd.

Tri-Supply Limited

Unterstutzungskasse Bristol-Myers Squibb GmbH

UPSA CONSEIL

UPSA Generiques

Westwood-Intrafin, S.A.

Westwood-Squibb Holdings, Inc.

Westwood-Squibb Pharmaceuticals, Inc.

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